UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2011 (June 28, 2011)

YUHE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34512	87-0569467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 536 736 3688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 28, 2011, Yuhe International, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) stating that based on the review of public documents and information provided by the Company, Nasdaq determined that the continued listing of the Company’s securities on Nasdaq is no longer warranted. The Nasdaq letter cited the following criteria as the reasons for the determination:

1)	public interest concerns under Nasdaq Listing Rule 5101 regarding:

a.	false public disclosures, which persisted for well over a year, related to the Company’s purported acquisition of 13 breeder farms from Weifang Dajiang (“Dajiang Acquisition”);

b.
the diversion and misappropriation of corporate funds by the Company’s Chairman and Chief Executive Officer (“CEO”), Zhentao Gao, ostensibly intended for the purported acquisition, into accounts over which he had control, all without the knowledge of the Company’s Board of Directors (“Board”) or its Chief Financial Officer (“CFO”);

c.
the resignation of the Company’s independent auditor, Child, Van Wagoner & Bradshaw, PLLC (“Child, Van Wagoner”), on June 17, 2011, and the withdrawal of its report on the financial statements of the Company for the year ended December 31, 2010;

d.
the Company’s deliberate failure to make truthful public disclosures of material information because of management’s belief that truthful disclosure would have had a negative impact on the price of the Company’s common stock;

e.
the Company’s failure to conduct a credible investigation into the misconduct described above, as evidenced by the fact that the CEO and Chief Accounting Officer (“CAO”), each of whom has been implicated in serious wrongdoing, remain employed, continue to have full access to their computers and files and perform their daily functions;

f.
the lack of adequate internal controls related to disclosure and financial reporting, as evidenced by the fact that the CEO and CAO were successfully able to perpetuate the lengthy course of misconduct described above; and

2)
as a result of Child, Van Wagoner’s actions, the Company is now delinquent in filing its 2010 Form 10-K and its first quarter 2011 Form 10-Q and accordingly the Company no longer complies with Listing Rule 5250(c)(1).

The delisting determination letter further advises the Company that trading of Company’s common stock will be suspended at the opening of business on July 7, 2011 unless it requests a hearing before a Nasdaq Listing Qualifications Hearing Panel to appeal the proposed delisting. The Company intends to appeal the staff determination to a Nasdaq Listing Qualifications Panel (the “Panel”); however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: July 5, 2011	By:	/s/ Gang Hu
Gang Hu
Chief Financial Officer